900 North Federal Highway, Suite 160
Boca Raton, FL 33432-2754
Tel: (561) 395-0330
Fax: (561) 395-2081
GRASSANO ACCOUNTING, P.A.
Certified Public Accountants & Business Consultants

Vector Holdings Corporation
P.O. Box 800303
Aventura, FL 33280	October 25, 2000

Re: Consent to include audit report in Form 10-KSB

Gentlemen:

We consent to the inclusion of our Independent Auditors' Report dated August 17, 2000, covering the financial statements for December 31, 1999 and 1998, in the upcoming filing of Form 10-KSB, for December 31, 1999.

Yours truly,
/s/ N. Richard Grassano, Principal
Grassano Accounting, P.A.
Boca Raton, FL